EXHIBIT 99.1

HepaLife Announces Appointment of
Dr. Christopher W. Kemp, Vice President of Research & Development

Successful biologics entrepreneur and researcher joins HepaLife; brings three decades of experience with cell biology, bioreactors, and vaccines – key to development of HepaLife’s novel, cell-based technologies.

Boston, MA – January 22, 2008 – HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), developer of the first-of-its-kind artificial liver device, today announced the appointment of its Vice President, Research & Development, Dr. Christopher W. Kemp, a proven cell biology research scientist and successful entrepreneur with over thirty years of experience.

During his 17 year tenure as a cell biology researcher, Dr. Kemp served in various capacities, including a decade of award-winning service at the National Institutes of Health where he received four awards for his contribution.  Ultimately, Dr. Christopher W. Kemp founded and operated his own privately-held cell biologics research firm for 15 years, which was successfully acquired in 2006 by a life sciences research group with $100 million in equity funding commitments.

“Chris brings us a unique set of skills, where in addition to his keen business sense he is an expert in cell-culture process development and documentation, bioreactor design and operation, and serum-free medium development.  Dr. Kemp’s particular know-how of bioreactors, cells, and process development, directly contributes to the ongoing development of our entire spectrum of cell-based technologies,” explained Mr. Frank Menzler, President and CEO of HepaLife.

Effective February 1, 2008. Dr. Kemp will be responsible for HepaLife’s global research efforts and will play a key role in developing technology strategy plans for the Company’s portfolio of cell-based technologies, including: the first-of-its kind artificial liver device, in-vitro toxicology testing platforms, and a novel vaccine production system.

“I am excited to join HepaLife’s team of dedicated professionals, and to support the Company’s mission to develop a bioartificial liver device, potentially helping thousands of patients suffering from liver disease worldwide,” stated Dr. Christopher W. Kemp. “HepaLife has an excellent array of technologies, and I look forward to implementing and leading scientific best practices in order to support the development and growth of our company.”

“Chris brings extensive scientific, operational and business experience to HepaLife. We very much look forward to his contribution as Vice President of Research and Development,” concluded Mr. Menzler.

Christopher W. Kemp, Ph.D.:

Dr. Christopher W. Kemp has over thirty years of experience in the development of cellular based processes. For the past fifteen years Dr. Kemp has served as President of Kemp Biotechnologies, Inc., a private contract manufacturing organization servicing the pharmaceutical research market.

Dr. Kemp founded Kemp Biotechnologies, Inc. in 1992, subsequently acquired in 2006 by Pelican Life Sciences, a life sciences research company backed by $100 million in equity capital commitments. Kemp Biotechnologies specialized in the scale-up of cellular based expression systems using novel bioreactor technologies.

Prior to 1992, Dr. Christopher W. Kemp developed serum-free animal cell culture media formulation for BioWhittaker, Inc. for seven years, and previously at the National Institutes of Health in Bethesda, MD worked on process development applications for the production of human vaccines, where he received four awards during his decade-long tenure.

Dr. Christopher W. Kemp earned his Bachelor of Science degree in Microbiology from University of Maryland (College Park, MD), and a Master of Science degree in Biomedical Science from Hood College (Frederick Park, MD).  He completed his PhD in Microbiology at George Washington University (Washington, DC).

ABOUT HEPALIFE TECHNOLOGIES, INC.

Based in Boston, Massachusetts, HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is a developer of cell-based medical technologies addressing prevalent human health concerns.

Current cell-based technologies under development by HepaLife include 1) the first-of-its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) novel cell-culture based vaccine production methods for the manufacture of vaccines against H5N1 avian influenza and other viruses.

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